UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Item 9.01. Financial Statements and Exhibits.

SIGNATURE

EXHIBIT INDEX

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

On July 20, 2011, Icagen, Inc., a Delaware corporation (“Icagen” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Pfizer Inc., a Delaware corporation (“Pfizer”) and Eclipse Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Pfizer (“Purchaser”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) on August 3, 2011 to acquire all of the outstanding shares of common stock, $0.001 par value per share (the “Shares”), of the Company at a purchase price of $6.00 per share, net to the holder in cash, subject to any required withholding or transfer taxes, and subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase for Cash, dated August 3, 2011, (the “Offer to Purchase”) and the related Letter of Transmittal, each as amended or supplemented from time to time (and together with the Offer to Purchase the “Offer”).

On September 2, 2011, Purchaser accepted for payment, and paid for, Shares tendered in the Offer (the “Acceptance Time”), at which time Pfizer acquired direct or indirect beneficial ownership of approximately 64% of the issued and outstanding shares of Icagen’s common stock. In accordance with the Merger Agreement, as of the Acceptance Time, Purchaser is entitled to designate such number of directors, rounded to the next whole number, as will give Purchaser representation on the Board of Directors of Icagen (the “Board”) equal to the product of the total number of directors on the Board (determined after giving effect to the directors elected pursuant to such designation) multiplied by the percentage of the issued and outstanding Shares owned by Pfizer, Purchaser or any other subsidiary of Pfizer. In connection therewith, on September 22, 2011, P. Kay Wagoner, André L. Lamotte, Richard G. Morrison and Adeoye Y. Olukotun resigned from the Board, effective as of September 22, 2011. At the time of their resignation, Drs. Lamotte and Morrison were members of the Nominating/Corporate Governance Committee; Drs. Lamotte and Olukotun were members of the Compensation Committee and Dr. Morrison was a member of the Audit Committee.

The following designees of Purchaser were appointed to the Board to fill the vacancies created by the resignation of the above-listed directors: Ruth Mckernan, Douglas E. Giordano, William Roche and Bryan Supran. Biographical and other information about the directors designated for appointment by Purchaser has been previously disclosed in Annex I of the Offer to Purchase, and such information is incorporated herein by reference. Three independent directors, Charles A. Sanders, Anthony B. Evnin and Martin A. Simonetti have remained on the Board pending completion of the Merger. In addition, subject to the terms of the Merger Agreement, pending completion of the Merger, Purchaser is entitled, at its request, to have its designees appointed to the appropriate committees of the Board.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Icagen with the SEC on July 20, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Icagen Inc. (incorporated by reference in its entirety as filed with the SEC on August 4, 2011, as amended (File No. 005-81358)).

20.2	Tender Offer Statement on Schedule TO of Pfizer Inc. (incorporated by reference in its entirety as filed with the SEC on August 3, 2011, as amended (File No. 005-81358)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: September 22, 2011	By:	/s/ P. Kay Wagoner, Ph.D.
P. Kay Wagoner, Ph.D.
President and Chief Executive Officer